UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2008 (February 22, 2008)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23317	06-1411336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 West Watkins Mill Road Gaithersburg, Maryland 20878
(Address of principal executive office)

(240) 361-4400
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.	FINANCIAL INFORMATION
Item 2.02	Results of Operations and Financial Condition.

On February 22, 2008, Ore Pharmaceuticals Inc. (the "Company") issued a press release announcing the Company’s operating results for the fourth quarter and year ended December 31, 2007.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

SECTION 8.	OTHER EVENTS.
Item 8.01	Other Events.

The company provides the following information to expand upon and clarify discussions during the earnings call that followed the above press release:

  We currently expect to file with the US Food and Drug Administration an Investigational New Drug Application (IND) for GL1001 during mid 2008. An IND is required to be filed with and reviewed by the FDA prior to commencing clinical trials of a drug compound in humans.
  Although we currently expect our aggregate cash usage for 2008 to average approximately $3.1 million per quarter, cash usage for the first half of 2008 will be higher than that for the second half due in significant part to the timing of payments related to the expenses incurred in connection with the sale of our Genomics assets and compensation expenses including retention, severance and bonus payments. Our current expectation as to quarterly cash usage is also based on revenue projected for late 2008, including the possible outlicensing of GL1001.
  We continue to reduce our staff to control costs and expect our staff to be reduced to approximately 55 by the end of Q3.
  Of the compounds for which we have initiated analysis using our indication seeking platform, we have identified potential new therapeutic uses at a rate of approximately 33%. None of our pharmaceutical partners have indicated to us that any analysis performed on one of their compounds has been unsatisfactory or of no value to them. Nevertheless, we have been notified in several cases that some new indications we have identified are not of interest for further clinical development by the partner providing the compound. There are a variety of reasons why a partner might not be interested in a potential new indication of therapeutic use, including that the indication is not in a therapeutic area in which they have expertise or that the compound, in spite of a safe profile, may have other inherent limitations or pharmacokinetic issues or that the partner may have determined that there is not a sufficient market opportunity for the new use. In some of those cases we may seek to further develop the compound ourselves prior to offering it for out-licensing or entering into some other arrangement to develop or commercialize the compound.
SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
99.1	Press Release issued by Ore Pharmaceuticals Inc. dated February 22, 2008 with respect to fourth quarter and full year 2007 financial results.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	February 28, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Ore Pharmaceuticals Inc. dated February 22, 2008 with respect to fourth quarter and full year 2007 financial results.

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